EX.99-B(a)wrartsup
                            ARTICLES OF AMENDMENT
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF
                          WADDELL & REED FUNDS, INC.
      Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General
Corporation Law, Waddell & Reed Funds, Inc. (the _Corporation_), a Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, as previously supplemented and amended (_Articles of Incorporation_):
      FIRST: As amended, effective June 30, 2000, Article SECOND of the Corporation's Articles of Incorporation shall read as follows: _The name of the Corporation is W&R Funds, Inc., hereinafter called the 'Corporation'._
      SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation
of the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at Six Billion (6,000,000,000) shares of capital stock (par value $0.01 per share), amounting in the aggregate to a par value of Sixty Million Dollars ($60,000,000). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:
      Asset Strategy Fund, Class C                 350,000,000 shares
     Asset Strategy Fund, Class Y                 150,000,000 shares
     Growth Fund, Class C                         350,000,000 shares
       (as changed to Small Cap Growth Fund
       by these Articles of Amendment)
     Growth Fund, Class Y                    150,000,000 shares
     (as changed to Small Cap Growth Fund
       by these Articles of Amendment)
     High Income Fund, Class C                    350,000,000 shares
     High Income Fund, Class Y                    150,000,000 shares
     International Growth Fund, Class C           350,000,000 shares
     International Growth Fund, Class Y           150,000,000 shares
     Limited-Term Bond Fund, Class C              350,000,000 shares
     Limited-Term Bond Fund, Class Y              150,000,000 shares
     Municipal Bond Fund, Class C            350,000,000 shares
     Municipal Bond Fund, Class Y            150,000,000 shares
     Science and Technology Fund, Class C         350,000,000 shares
     Science and Technology Fund, Class Y         150,000,000 shares
     Total Return Fund, Class C                   350,000,000 shares
     Total Return Fund, Class Y                   150,000,000 shares
     THIRD: Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors hereby, in accordance with Sections 2-105 and 2-605(a)(4) of the Maryland General Corporation Law, redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation, and classes thereof as follows:
      Asset Strategy Fund  Class A Shares       50,000,000 shares
     Asset Strategy Fund  Class B Shares       50,000,000 shares
     Asset Strategy Fund  Class C Shares       50,000,000 shares
     Asset Strategy Fund  Class Y Shares       50,000,000 shares
     High Income Fund  Class A Shares          50,000,000 shares
     High Income Fund  Class B Shares          50,000,000 shares
     High Income Fund  Class C Shares          50,000,000 shares
     High Income Fund  Class Y Shares          50,000,000 shares
     International Growth Fund  Class A Shares      50,000,000 shares
     International Growth Fund  Class B Shares      50,000,000 shares
     International Growth Fund  Class C Shares    250,000,000 shares
     International Growth Fund  Class Y Shares      50,000,000 shares
     Large Cap Growth Fund  Class A Shares     50,000,000 shares
     Large Cap Growth Fund  Class B Shares     50,000,000 shares
     Large Cap Growth Fund  Class C Shares   250,000,000 shares
     Large Cap Growth Fund  Class Y Shares     50,000,000 shares
     Limited-Term Bond Fund  Class A Shares    50,000,000 shares
     Limited-Term Bond Fund  Class B Shares    50,000,000 shares
     Limited-Term Bond Fund  Class C Shares    50,000,000 shares
     Limited-Term Bond Fund  Class Y Shares    50,000,000 shares
     Mid Cap Growth Fund  Class A Shares       50,000,000 shares
     Mid Cap Growth Fund  Class B Shares       50,000,000 shares
     Mid Cap Growth Fund  Class C Shares     250,000,000 shares
     Mid Cap Growth Fund  Class Y Shares       50,000,000 shares
     Money Market Fund  Class A Shares         50,000,000 shares
     Money Market Fund  Class B Shares         50,000,000 shares
     Money Market Fund  Class C Shares       250,000,000 shares
     Money Market Fund  Class Y Shares         50,000,000 shares
     Municipal Bond Fund  Class A Shares       50,000,000 shares
     Municipal Bond Fund  Class B Shares       50,000,000 shares
     Municipal Bond Fund  Class C Shares       50,000,000 shares
     Municipal Bond Fund  Class Y Shares       50,000,000 shares
     Science and Technology Fund  Class A Shares    50,000,000 shares
     Science and Technology Fund  Class B Shares    50,000,000 shares
     Science and Technology Fund  Class C Shares  250,000,000 shares
     Science and Technology Fund  Class Y Shares    50,000,000 shares
     Small Cap Growth Fund  Class A Shares     50,000,000 shares
     Small Cap Growth Fund  Class B Shares     50,000,000 shares
     Small Cap Growth Fund  Class C Shares   250,000,000 shares
     Small Cap Growth Fund  Class Y Shares     50,000,000 shares
     Tax-Managed Equity Fund  Class A Shares   50,000,000 shares
     Tax-Managed Equity Fund  Class B Shares   50,000,000 shares
     Tax-Managed Equity Fund  Class C Shares 250,000,000 shares
     Tax-Managed Equity Fund  Class Y Shares   50,000,000 shares
     Total Return Fund  Class A Shares         50,000,000 shares
     Total Return Fund  Class B Shares         50,000,000 shares
     Total Return Fund  Class C Shares       250,000,000 shares
     Total Return Fund  Class Y Shares         50,000,000 shares
      FOURTH: The aggregate number of shares of all classes of stock of the Corporation remains at Six Billion (6,000,000,000), the par value per share remains at $0.01 per share, and the aggregate par value of all authorized stock remains Sixty Million Dollars ($60,000,000). Except as provided in the foregoing Article THIRD of these Articles of Amendment, the designation and aggregate number of shares of capital stock of each series and class that the
Corporation is authorized to issue    2remain unchanged from those set forth
in Article SECOND. All authorized shares that have not been designated or classified remain available for future designation and classification.
      FIFTH: The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.
       SIXTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.
      IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation this 31st day of May, 2000.
                                    Waddell & Reed Funds, Inc.
      (Corporate Seal)
                                    /s/ Kristen A. Richards________
                                    Kristen A. Richards, Vice President
   Attest:  /s/ Daniel C. Schulte
      Daniel C. Schulte,
     Assistant Secretary


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     The undersigned, Vice President of Waddell & Reed Funds, Inc. who
executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.
                                      By:  /s/ Kristen A. Richards
                                            Kristen A. Richards, Vice President